UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported):  September 9, 2010

CHISEN ELECTRIC CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-128532	20-2190950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jingyi Road, Changxing Economic Development Zone, Changxing, Zhejiang Province, The People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:    (86) 572-6267666

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of matters to a vote of security holders.

On September 9, 2010, Chisen Electric Corporation, a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”).  There were present at the Annual Meeting, in person or by proxy, holders of 36,280,015 shares of the Company’s common stock, or 72.56% of all shares eligible to vote on the subject proposals.

Proposal 1

Xu Kecheng, Liu Chuanjie, Lou Shourong, Dong Quanfeng, Jiang Yanfu, Gong Xiaoyan and Yun Hon Man were elected to the Company’s board of directors for a term of one year as follows:

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Xu Kecheng	32,902,345	0	200	3,377,470
Liu Chuanjie	32,902,345	0	200	3,377,470
Lou Shourong	32,902,345	0	200	3,377,470
Dong Quanfeng	32,902,345	0	200	3,377,470
Jiang Yanfu	32,902,345	0	200	3,377,470
Gong Xiaoyan	32,902,345	0	200	3,377,470
Yun Hon Man	32,902,345	0	200	3,377,470

Proposal 2

Mazars CPA Limited was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011. The voting totals were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,279,915	0	100	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2010	CHISEN ELECTRIC CORPORATION

	By:	/s/ Xu Kecheng
Name: Xu Kecheng
Its: Chief Executive Officer